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                                                                  EXH. 10.22

                      REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
                                 1991 STOCK OPTION PLAN

1.  PURPOSE.

    This Real Estate Investment Trust of California 1991 Stock Option Plan (the "Plan") is intended to allow employees, including, without limitation, executive officers (the "employees"), of Real Estate Investment Trust of California, a trust organized and existing under the laws of California (the "Trust"), to receive certain options (the "Options") to purchase Shares of Beneficial Interest of the Trust (the "Shares"), as herein provided. In the sole and absolute discretion of the Committee (as defined in paragraph 2 hereof), such Options shall constitute either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. The purpose of this Plan is to advance the interests of the Trust and its Shareholders by strengthening the Trust's ability to attract and retain employees of ability commensurate to positions of substantial responsibility and to provide employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Trust.

2.  ADMINISTRATION.

    2.1. This Plan shall be administered by the non-employee members of the Board of Trustees of the Trust (the "Board") or any committee duly appointed by the Board (the non-employee members of the Board or any committee appointed by the Board are hereinafter sometimes collectively referred to as the "Committee"). The Committee shall consist of at least three members, each of whom shall be a "disinterested person" as that term is defined in Rule 16b 3(d)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall act by vote of a majority of a quorum, or by written consent. A majority of its members shall constitute a quorum.

    2.2. The Committee shall have full and complete authority, in its sole and absolute discretion, but subject to the express provisions of this Plan; to approve the employees nominated by the management of the Trust to be granted Options; to determine the number of Options to be granted to an employee; to determine the time or times at which Options shall be granted; to establish the terms and conditions upon which Options may be exercised; to remove or adjust any restrictions and conditions upon Options; to specify, at the time of grant, provisions relating to exercisability of Options and to accelerate or otherwise modify the exercisability of any Options; to interpret this Plan; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this Plan. All interpretations and constructions of this Plan by the Committee, and all actions by the Committee hereunder, shall be binding and conclusive on all persons for all purposes.

     2.3. The Trust hereby agrees to indemnify and hold harmless each Committee member and each employee of the Trust, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees incurred by such Committee member or employee, which such Committee member or employee, or his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with this Plan, to the extent that insurance, if any, does not cover the payment of such items.

3.  ELIGIBILITY AND PARTICIPATION.

    Employees eligible to participate under this Plan shall be approved by the Committee, from time to time, from those employees who, in the opinion of the management of the Trust, are in positions


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which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Trust. In selecting employees to whom Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Trust and recommendations of supervisors. No member of the Committee shall be eligible to participate under this Plan or under any other Trust plan if such participation would contravene the standards of paragraph 2.1 hereof relating to "disinterested persons."

4.  GRANTS.

    The Committee may grant Options in such amounts, at such times, and to such employees nominated by the management of the Trust as the Committee, in its sole and absolute discretion, may determine. Options granted under this Plan shall constitute "incentive stock options" within the meaning of Section 422A of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Options which do not constitute incentive stock options and any such Options shall be designated non-statutory stock options by the Committee on the date of grant. To the extent that the aggregate Fair Market Value (as defined in paragraph 5 hereof) of the Shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year exceeds the maximum amount permitted under Section 422A of the Code (currently $100,000.00), such Options shall be treated as non-statutory stock options. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of the Trust within the definition contained in Section 425(f) of the Code. Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in Section 422A of the Code. Subject to the provisions of paragraph 11 hereof, the aggregate number of Shares issued and issuable pursuant to the exercise of Options granted hereunder shall not exceed five percent (5%) of the Shares issued and outstanding from time to time. If an Option expires, terminates or is canceled for any reason without having been exercised in full, the Shares not purchased thereunder shall again be available for purposes of this Plan.

5.  PURCHASE PRICE.

    The purchase price (the "Exercise Price") of the Shares subject to each Option ("Option Shares") shall be determined and fixed by the Committee, in its sole and absolute discretion, but in no event shall the price of an incentive stock option be less than 100% of the Fair Market Value of such Option Shares on the date of grant of such Option. For purposes of this Plan, the "Fair Market Value" of a Share shall be the last reported sales price on the date of grant on the principal stock exchange on which the Shares are then listed for trading; provided, however, that if no such sales are reported on that date, then the Exercise Price shall be computed on the next succeeding day on which such a sale is reported. The "date of grant" shall be the date on which the Committee approves the issuance of the Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an incentive stock option granted to an optionee who at the time of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Trust (or of any parent or Subsidiary) shall be at least equal to 110% of the Fair Market Value of such Option Shares on the date of grant of such Option.

6.  OPTION PERIOD

    The Option period (the "Term") shall be determined by the Committee and shall commence on the date of grant of the Option and shall be ten years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an incentive stock option granted to an optionee who at the time of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Trust (or of any parent or Subsidiary) shall not exceed five years. Each Option shall provide that it is exercisable over its Term in such periodic installments as the Committee in its sole and absolute discretion may determine. Such provisions need to be uniform. If


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an optionee shall not in any period purchase all of the Option Shares which the optionee is entitled to purchase in such period, the optionee may purchase all or any part of such Option Shares at any time prior to the expiration of the Option.

7. EXERCISE OF OPTIONS.

   7.1. Each Option may be exercised in whole or in part (but not as to Fractional shares) by delivering it for surrender or endorsement to the Trust, attention of the Trust's Secretary, at the principal office of the Trust, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2 hereof. Payment may be made in cash, by cashier's or certified check, by surrender of previously owned Shares valued pursuant to paragraph 5 hereof (if the Committee authorizes payment in Shares) or by a combination thereof. Subject to the Board's approval, the Committee may (a) extend credit to an optionee to pay any income tax liability incurred as a result of the exercise of an Option, and/or (b) extend credit to an optionee to pay the Exercise Price in installments, with the unpaid portion of the income tax liability and/or Exercise Price represented by the optionee's promissory note or notes and the Shares issued upon the exercise of the Option pledged as security for the payment of such note or notes.

   7.2 Exercise of each Option is conditioned upon the agreement of the optionee to the terms and conditions of this Plan and of such Option as evidenced by the optionee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option and, in the event the Option is being exercised by any person other than the optionee, shall be accompanied by proof, satisfactory to counsel for the Trust, of the right of such person to exercise the Option. Moreover, such Notice and Agreement of Exercise shall set forth the agreement of the optionee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) the Trust may comply with said securities law restrictions and issue "stop transfer" instructions to its transfer agent and registrar without liability;
(d) if the optionee is subject to reporting requirements under Section 16(a) of the Exchange Act, the optionee will furnish to the Trust a copy of each Form 4 filed by said optionee and will timely file all reports required under federal securities laws; and (e) the optionee will report all sales of Option Shares to the Trust in writing.

   7.3 No Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements have been fully complied with. The exercise of Options may be temporarily suspended without liability to the Trust during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Trust. If any Option would expire for any reason except the end of its Term during such a suspension, then if exercise of such Option is duly tendered before its expiration, such Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Trust shall have no obligation to file any registration statement covering resales of Option Shares.

8. CONTINUOUS EMPLOYMENT.

   Except as provided in paragraph 10 below, an optionee may not exercise an Option unless from the date of grant to the date of exercise such optionee remains continuously in the employ of the Trust. For purposes of this paragraph 8, the period of continuous employment of an optionee with the Trust shall be deemed to include (without extending the Term of the Option) any period during which such optionee is on leave of absence with the written consent of the Trust, provided that such leave of absence shall not exceed three (3) months and that such optionee returns to the employ of the Trust at the expiration of such leave of absence. If such optionee fails to return to the employ of the Trust at


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the expiration of such leave of absence, such optionee's employment with the
Trust shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an optionee with the Trust shall also be deemed to include any period during which such optionee is a member of the Armed Forces of the United States, provided that such optionee returns to the employ of the Trust within ninety (90) days (or such longer period as may be prescribed by law) from the date such optionee first becomes entitled to discharge. If an optionee does not return to the employ of the Trust within ninety (90) days (or such longer period as may be prescribed by law) from the date such optionee first becomes entitled to discharge, such optionee's employment with the Trust shall be deemed to have terminated as of the date such optionee's military service ended.

9.  RESTRICTIONS ON TRANSFER.

    Each Option granted under this Plan shall be transferable only pursuant to the optionee's Last Will and Testament, or the laws of descent and distribution. No interest of any optionee under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Option granted under this Plan shall be exercisable only by such optionee or by such optionee's legal representative.

10. TERMINATION OF EMPLOYMENT.

    10.1. Upon an optionee's termination of employment with the Trust due to retirement, disability or death, (a) all Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed Term thereof, and (b) unless otherwise provided by the Committee, all Options to the extent not then presently exercisable by such optionee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

    10.2 Upon the termination of the employment of an optionee with the Trust for any reason other than the reasons set forth in paragraph 10.1 hereof, (a) all Options to the extent then presently exercisable by such optionee shall remain exercisable only for a period of ninety (90) days after the date of such termination of employment (except that the ninety (90)-day period shall be extended to twelve (12) months if the optionee shall die during such ninety (90)-day period) pursuant to the provisions thereof, including expiration at the end of the fixed Term thereof, and (b) unless otherwise provided by the Committee, all Options to the extent not then presently exercisable by such optionee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

    10.3  For purposes of this Plan:

         (a) "retirement" shall mean an optionee's retirement from the employ of the Trust on or after the date on which such optionee attains the age of sixty-five (65) years; and

         (b) "disability" shall mean an optionee's inability to perform his or her normal duties for the Trust if for a period of ninety (90) calendar days, or for any one hundred and twenty (120) days during any period of one hundred and eighty (180) calendar days, whether or not consecutive, he or she shall have been for all purposes in a non-performing state. An additional determination of permanent disability may be made at any time by a physician chosen by the majority of the independent Trustees of the Board, which physician shall opine as to the physical condition of the optionee.

11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

    11.1 The number of Shares subject to each outstanding Option, the Exercise Price thereof (but not the total price), and the maximum number of Options that may be granted under this Plan, shall be proportionately adjusted by the Committee in the event of any increase or decrease in the number of the issued and outstanding Shares which results from a split-up or consolidation of Shares, payment of


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a Share dividend or dividends exceeding a total of five percent (5%) for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their term), or other like capital adjustment, so that upon exercise of the Option, the optionee shall receive the number of Shares such optionee would have received had such optionee been the holder of the number of Shares for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued and outstanding Shares of the Trust.

    11.2. In the sole and absolute discretion of the Committee, Options may include provisions or terms (which need not be uniform) that accelerate the optionee's rights to exercise Options upon a sale of substantially all of the Trust's assets, the dissolution of the Trust or upon a change in the controlling Shareholder interest in the Trust resulting from a tender offer, reorganization, merger or consolidation, whether or not similar to the foregoing.

12. WITHHOLDING TAXES.

    The Trust shall have the right at the time of exercise of any Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise, to ensure the payment (through withholding from the optionee's salary or the Option Shares or otherwise as the Trust shall deem in its sole and absolute discretion to be in its best interests) of any such taxes.

13. RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS.

    Options granted hereunder shall not be deemed to be salary or other compensation to any optionee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Trust.

14. AMENDMENTS AND TERMINATION.

    The Board may at any time suspend, amend or terminate this Plan; provided, however, that Shareholder approval is required to: (a) materially increase the benefits accruing to optionees under this Plan, (b) materially increase the number of Shares which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof), or (e) materially modify the requirements as to eligibility for participation in this Plan.

15. SUCCESSORS IN INTEREST.

    The provisions of this Plan and sections of the Committee shall be binding upon all heirs, successors and assigns of the optionees and the successors and assigns of the Trust.

16. OTHER DOCUMENTS.

    All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such documents and this Plan, the provisions of this Plan shall prevail. Each Option granted under this Plan shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Trust and by the optionee to whom the Option is granted. Each Option Agreement shall specify whether an Option is an incentive stock option or a non-statutory stock option.

17. NO OBLIGATION TO CONTINUE EMPLOYMENT.

    This Plan and grants hereunder shall not impose any obligation on the Trust to continue to employ any optionee. Moreover, no provision of this Plan or any document executed or delivered pursuant to


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this Plan shall be deemed modified in any way by any employment agreement between an optionee and the Trust.

18. MISCONDUCT OF AN OPTIONEE.

    Notwithstanding any other provision of this Plan, if an optionee commits fraud, embezzlement or dishonesty toward the Trust, or wrongfully uses or discloses any confidential data or other information proprietary to the Trust, or intentionally takes any other action materially inimical to the best interests of the Trust, as determined by the Committee, in its sole and absolute discretion, all unexercised Options previously granted to such optionee shall terminate as of the date employment terminates and such optionee shall forfeit all rights and benefits under this Plan.

10. TERM OF PLAN.

    This Plan shall terminate ten (10) years from the date of Shareholder approval unless sooner terminated by action of the Board. No Option may be granted hereunder after termination of this Plan, but such termination shall not affect the validity of any Option then outstanding.

20. GOVERNING LAW.

    This Plan and any Option Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

21. SHAREHOLDER APPROVAL.

    This Plan shall be submitted for the approval of the Shareholders of the Trust at the first annual meeting of Shareholders held subsequent to the adoption of this Plan by the Board. If at said meeting or at any adjournments thereof the Shareholders of the Trust do not approve this Plan, this Plan shall terminate. No Option shall be exercisable unless and until the Shareholders of the Trust have approved this Plan and all other legal requirements have been fully complied with.

22. PRIVILEGES OF SHARE OWNERSHIP.

    The holder of an Option shall not be entitled to the privileges of Share ownership as to any Shares not actually issued to such holder.


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